EXHIBIT 10.1

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO OEM AGREEMENT

This First Amendment to OEM Agreement (“Amendment”) is entered as of June 14, 2012 (the “Amendment Effective Date”) by and between Imperva, Inc. and Imperva, Ltd. (together, “Imperva”), and American Portwell Technology Inc. (“Seller”). For purposes of addressing Imperva’s business continuity plan (BCP) requirements, the parties agree to amend the OEM Agreement between Imperva and Seller dated as of September 9, 2009 (“Agreement”) to add the following provisions:

1.	Inventory at Imperva’s Logistics Partner’s Facility. Seller shall upon Imperva’s written request, ship from the Fulfillment Center to Imperva’s Logistics Partner’s location designated by Imperva, a certain percent (as set forth in Section 3 below) of the actual current Integrated Products inventory (“BCP Inventory”). Inventory shipped from the Fulfillment Center to Imperva’s Logistics Partner’s location shall always be the newest units after acceptance test. Seller shall maintain title to such BCP Inventory until Release.

2.	Not Finished Goods. Notwithstanding anything else to the contrary in the Agreement, the BCP Inventory shall not be considered finished goods and shall be shipped back to the Fulfillment Center on a first in first out (“FIFO”) basis for final production step by Seller before shipment to the end user. Shipment of BCP Inventory to end user will take place only after: (i) final production step by Seller at the Fulfillment Center, and (ii) Imperva submits a Release.

3.	BCP Inventory Replenishment. Seller and Imperva shall periodically, but no less than on a monthly basis, monitor the BCP Inventory quantity levels and shall replenish the BCP Inventory level to [*] per unit type level on a FIFO basis.

4.	Cost and Risk. Imperva shall pay the costs of shipment to Imperva’s Logistics Partner location and back to the Fulfillment center and shall bear the storage and handling cost charged by the Logistic Partner and the risk of loss from the time of shipment from the Fulfillment Center until delivery back at the Fulfillment Center.

5.	Charges. Imperva shall pay Seller a fee of:

a.	$ [*] per each unit that is shipped to Imperva’s Logistics Partner’s location in accordance with Section 1 of this Amendment, when shipping small pallets of [*] units per pallet.

b.	$ [*] per each unit that is shipped to Imperva’s Logistics Partner’s location in accordance with Section 1 of this Amendment, when shipping large pallets of [*] units per pallet.

Such fee will include the following obligations on the part of Seller: move and arrange units into pallet, shrink wrap and label (out-going and incoming); prepare pallets for shipment; process each unit under ERP system for inventory transfer; and implement and maintain of daily inventory report. Seller will submit an invoice for such fees to Imperva at the end of each month, which invoice shall refer to the number of units transferred to the Imperva’s Logistics Partner’s location during such month. The payment terms provided in the Agreement shall apply to such invoices.

6.

Integration. The Agreement, the exhibits thereto and this Amendment constitute the entire agreement among the parties with respect to the subject matter thereof and hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereof and hereof. Except as expressly modified by this Amendment, all terms of the Agreement shall remain unmodified and in full force and effect. In any case of any conflict between any term and/or condition of this Amendment and any term and/or condition of the Agreement, the terms and/or conditions of this Amendment shall prevail, precede, govern and supersede such conflicting terms and/or conditions. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

7.	Governing Law. This Amendment will be governed and construed by the law designated for the interpretation and construction of the provisions of the Agreement.

[Signature Page Follows]

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Imperva, Inc.		American Portwell Technology, Inc.

By:	/s/ Jason Forget	By:	/s/ Kevin Lee
Name:	Jason Forget	Name:	Kevin Lee
Title:	VP, Business Operations	Title:	VP, Operations

Date:	June 13, 2012	Date:	June 12, 2012

Imperva, Ltd.

By:	/s/ Shlomo Kramer
Name:	Shlomo Kramer
Title:	CEO

Date:	June 14, 2012

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.